EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, John A. Ward, III, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Innovative Card Technologies, Inc. on Form 10-QSB for the fiscal quarter ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB/A fairly presents in all material respects the financial condition and results of operations of Innovative Card Technologies, Inc.

Dated: May 15, 2007	By:	/s/ John A. Ward, III
John A. Ward, III
Chairman and CEO

I, Bennet P. Tchaikovsky, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Innovative Card Technologies, Inc. on Form 10-QSB for the fiscal quarter ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Innovative Card Technologies, Inc.

Dated: May 15, 2007	By:	/s/ Bennet P. Tchaikovsky
Bennet P. Tchaikovsky
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided by Innovative Card Technologies, Inc. and will be retained by Innovative Card Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.